EXHIBIT 10.25

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is effective as of July 12, 2006, by and among AUTOMAX PACIFIC, LLC, a California limited liability company (the “Company”), DAVID S. WILSON, an individual (“Seller”), and SOCAL AUTO CENTER ACQUISITION, LLC, a Delaware limited liability company (“Purchaser”).

A. The Company is a limited liability company organized under the laws of the state of California, consisting of one member, Seller, which currently holds 100% of the membership interest in the Company;

B. The Company currently holds 100% of the membership interest in SOCAL AUTO CENTER, LLC, a California limited liability company (“SAC”);

C. Purchaser has offered to purchase from Seller all of the membership interest in the Company held by Seller (the “Membership Interest”) for a purchase price of $10,300,000 (the “Purchase Price”), and Seller has agreed to sell the Membership Interest for the Purchase Price;

D. Seller and Purchaser agree that the Purchase Price was determined by the parties based upon each party’s knowledge and understanding of the value of the Company and the value of the Membership Interest; and

D. Seller and Purchaser desire to set forth the terms upon which the Membership Interest is offered and purchased and, for the purpose of assuring compliance with the various securities laws, desire to confirm certain representations and warranties.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the terms, provisions, covenants, and conditions hereinafter set forth, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below. All capitalized terms used herein and not defined in this Section 1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

(a) The term “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, company, institution, government entity or government or any group comprised of one or more of the foregoing.

(b) The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time and the rules, regulations, decisions, and interpretations promulgated thereunder or such other federal act, rules, regulations, decisions and interpretations as may regulate and require the registration of the public offering of securities of the Company.

2. Purchase of the Membership Interest.

(a) Upon the execution and acceptance by the parties to this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the Membership Interest.

(b) The Purchase Price for the Membership Interest is $10,300,000, which the parties hereto agree is the fair market value. No party hereto shall, for any reason, take any income tax position inconsistent with the fair market value of the Membership Interest being the purchase price herein and any party doing so shall defend and indemnify Purchaser from all tax, interest or penalties included in connection with the Purchase’s purchase of the Membership Interest. The Purchase Price shall be delivered to Seller upon the closing. Thereafter, the Company shall deliver to Purchaser a certificate or other evidence evidencing the Membership Interest. Upon the closing of the sale of the Membership Interest as contemplated herein, Purchaser shall own 100% of the membership interest of the Company.

(c) Concurrent with the closing of the sale of the Membership Interest as contemplated herein, the Company’s Operating Agreement shall be amended as of the date hereof to reflect Purchaser’s ownership of the Membership Interest in the Company.

(d) By virtue of Seller’s agreement herein and Seller being the sole member of the Company, all holders of membership interest in the Company approve the sale of the Membership Interest to Purchaser as contemplated hereby, which approval shall be evidenced by Seller’s execution hereof.

3. Membership Certificate. Each certificate or document representing the Membership Interest issued pursuant to this Agreement, if any, shall be imprinted with, among others, a legend which puts all potential purchasers or transferees on notice of the Membership Interest non-transferability pursuant to the Securities Act and the Company’s Operating Agreement.

4. No Obligation to Register. Purchaser represents, warrants, and agrees that the Company and the manager of the Company (the “Manager”) are under no obligation to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist him, her, or it in complying with any exemption from registration and qualification.

5. Legends. Purchaser understands that the certificates (if any) evidencing the Membership Interest may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN IN THE COMPANY’S OPERATING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

Any legend required by applicable state securities laws.

6. Representations and Warranties with Respect to the Company. The Seller and the Company jointly and severally represent to the Purchaser as follows:

(a) Equity Ownership. Neither Seller nor the Company has any understanding with or obligation, absolute or contingent, to any other person or firm to sell any of its assets, to issue any Membership Interests or any security convertible into or exchangeable for Membership Interests, or to effect any merger, consolidation or other reorganization or enter into any agreement with respect thereto. Any warrant with respect to Membership Interest of SAC issued to SC II Funding, LLC has been terminated and as of the closing of the sale of the Membership Interest of the Company as contemplated herein, will be of no force or effect.

(b) [Intentionally omitted.]

(c) Consents, No Conflicts, Etc. Neither the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated herein or therein will: (i) violate or conflict with the Articles of Organization of the Company and SAC or the operating agreements of the Company and SAC as in effect as of the date of the Closing; (ii) violate, conflict with, result in a breach of, constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, or result in the acceleration of payment or performance under, or termination of, any lease, license, agreement or any other instrument or obligation to which the Company or SAC is a party or by which the Company or SAC or any of their respective properties or assets may be bound or affected, (iii) result in the creation of any claim, lien, pledge, option, charge, encumbrance, security interest, or other right of any third party (collectively, an “Encumbrance”) upon any of the Membership Interests of the Company, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or SAC or any of their respective properties or assets or (v) require the consent, approval, permission or other authorization of or qualification or filing by or with any court, arbitrator or governmental, administrative or self-regulatory authority.

(d) Organizational Documents and Operating Agreement. The Company has delivered to Purchaser true, correct and complete copies of: (i) the Articles of Organization of the Company and SAC and (ii) the operating agreements of the Company and SAC and all amendment’s thereto.

(e) Liabilities and Obligations. Neither the Company nor SAC has any material liabilities or obligations of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) except for the liabilities or obligations reflected on Schedule 6(e) hereto (the “Liabilities”).

(f) [Intentionally omitted.]

(g) No Encumbrances. There is no material mortgage, pledge or Encumbrance of any of the Company’s or SAC’s assets except as set forth on Schedule 6(g);

(h) No Indebtedness. On consummation of the transactions contemplated hereby, the Company and SAC will owe no indebtedness incurred in the ordinary course of the Company’s and SAC’s business that has been actually incurred and is fully due and payable as of the date of consummation.

(i) No Defaults. Neither the Company nor SAC has failed to pay any material current obligation of the Company or SAC when due and payable in accordance with the respective terms of such obligation;

(j) Tax Matters. The Company and SAC have duly filed all tax reports and returns required to be filed by either of them, including all United States, state, local and foreign tax returns and reports. All tax returns and reports of the Company and SAC filed prior to the date hereof are accurate and complete in all material respects. The Company and SAC have: (i) paid in full all Taxes (as hereinafter defined) shown to be due on such returns and reports or any assessments, deficiency notice, 30-day letter or similar notice received by them and (ii) made adequate provision (by the establishment of reserves or otherwise) for all Taxes relating to or arising in connection with any period ending on or before the date hereof. The Company and SAC have delivered to Purchaser true and complete copies of all tax returns and reports of the Company and SAC through the taxable years ended December 31, 2005, together with true and complete copies of all reports, if any, of taxing authorities relating to the examination of such returns and reports. All Taxes which the Company and SAC have been required to collect or withhold have been duly collected or withheld and, to the extent required, have been duly paid to the proper taxing authority. Neither the Company nor SAC is a party to any pending action or proceeding to which it has received notice or to which it has actual knowledge of an assertion by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted in writing against the Company or SAC that has not been paid. There are no material Tax liens upon any property or assets of the Company or SAC. There are no outstanding agreements or waivers extending any statutory period of limitations applicable to any federal income tax return or other material tax return of the Company or SAC for any period. For the purposes of this Agreement, any United States, state, local, foreign, income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a “Tax.”

(k) Inventories. As hereby expressly acknowledged and agreed to by Purchaser, the values at which the inventories reflected on Schedule 6(k) reflect the normal inventory valuation policy of SAC, and are otherwise in accordance with GAAP and the contractual arrangements to which such inventories relate. Neither the Company nor SAC has not received any written notice that it is under any material liability or obligation with respect to the return of inventory or merchandise in the possession of its customers or any third party.

(l) Lists of Properties, Contracts and Personnel Data. Schedule 6(l) contains accurate lists and summary descriptions of the following:

(i) Qualification. All jurisdictions in which the Company and SAC are duly qualified to do business except where the failure to qualify would not have a material adverse effect;

(ii) Real Property. All real property owned of record or beneficially by the Company and SAC; all leases of real property to which the Company or SAC is a party; and all contracts to which the Company or SAC is a party for the sale or purchase of real property;

(iii) Intellectual Properties. (A) All patents of any description, (B) all registered trademarks, (C) all copyright registrations, trade names and other trade rights and licenses therefore (collectively “Intellectual Properties”), all to the extent that the foregoing items are owned in whole or in part or used by the Company or SAC; and (B) all computer software (including without limitation, all computer programs, data bases and documentation) owned in whole or in part or used by the Company or SAC (except commercially available programs);

(iv) [Intentionally omitted.]

(v) Insurance. All material policies of insurance in force with respect to the Company and SAC;

(vi) Other Material Contracts. All other contracts and commitments of the Company or SAC (A) which are not terminable by the Company or SAC, respectively, on fewer than 30 days’ notice without penalty; or (B) materially affecting the business of the Company or SAC;

(vii) Labor Agreements. All labor contracts, employment agreements and collective bargaining agreements relating to Company’s or SAC’s Personnel;

(viii) Employee Benefits. All employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance and other employee benefit plans, and agreements maintained for the benefit of the Company’s or SAC’s Personnel (including all trust agreements), identifying which plans (if any) provide any present or former Personnel of the Company or SAC with benefits that are due or payable after termination of employment and the number of participants in each such plan;

(ix) Compensation. The names of all the Company’s or SAC’s Personnel whose current aggregate annual rates of compensation including bonuses are $50,000 or more to be paid to such persons for the fiscal year ending December 31, 2006;

(x) Power of Attorney. The names of all persons holding powers of attorney from the Company or SAC;

(xi) Equity Investments. All marketable securities and other equity investments, and all other notes or other obligations evidenced by written instruments, owned by the Company or SAC;

(xii) [Intentionally omitted.]

(xiii) Bank Accounts. The name of each institution in which the Company and SAC have a bank account or safe deposit box, the number of any such account or box, and the names of all persons authorized to draw thereon or to have access thereto;

(xiv) Licenses and Permits. All material governmental or regulatory licenses, permits, franchises, approvals and certificates (collectively “Permits”) if any, required to conduct the business of the Company or SAC, as presently conducted; and

(xv) [Intentionally omitted.]

(m) Tangible Properties. Except as set forth on Schedule 6(m), (i) the Company and SAC have good and marketable title to all of their respective material properties and assets, real, personal, tangible and intangible free and clear of all Encumbrances of any nature whatsoever, except for (A) the lien of taxes not yet due and payable, and (B) such imperfections of title and Encumbrances, if any, as do not materially detract from the value, or interfere with the present use of the properties or the Company’s business, or otherwise materially impair the business operations of the Company or SAC; (ii) the Company and SAC have valid and enforceable leases with respect to any premises leased by it as referenced herein, has in all material respects performed all the obligations required to be performed by it to the date hereof under said leases and possesses and quietly enjoys said premises under said leases, (iii) since December 31, 2005, neither the Company nor SAC has received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of, or owned or leased properties of the Company and the Seller knows of no such violation; and (iv) neither the Company nor SAC have received notice of any pending or threatened condemnation proceedings relating to any of the owned or leased properties of the Company or SAC and, so far as known to the Seller, there are no such pending or threatened proceedings.

(n) Environmental Matters.

(i) The Company and SAC have obtained all material permits, licenses and other authorizations which are required under Environmental Laws. As used in this Agreement, “Environmental Laws” consist of any and all federal, state and local laws and regulations relating to health and safety and pollution or protection of the environment, including laws and requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes. To the best of the Company’s and SAC’s knowledge, the Company and SAC are in material compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in material compliance with all other provisions of any applicable Environmental Laws. There is not civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigations, or proceeding pending or, to the best knowledge of the Company, SAC, and the Seller, threatened against the Company or SAC relating to any Environmental Laws.

(ii) To the best of the Company’s and SAC’s knowledge, there are no Hazardous Materials present on or in the soil, land, waters (including streams, ponds, ground waters and drinking waters) and ambient air (including indoor air) at the facilities and properties of the Company or SAC, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfill, land deposits, dumps, or other containers, or deposited or located in land, water, sumps, or any other part of the facilities and properties of the Company or SAC, or incorporated into any structure therein or thereon. As used in this Agreement, “Hazardous Materials” means any waste or other substance that is listed, defined, designed or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or contaminant under or pursuant to any Environmental Law, including without limitation petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos – containing materials.

(iii) To the best of the Company’s and SAC’s knowledge, there has been no release, spill, leak, emitting, discharging, depositing, escaping, leaching or dumping (collectively, “Release”), or, to the knowledge of the Company or SAC, threat of Release of any Hazardous Materials at or from the facilities and properties of the Company or SAC, whether intentional or unintentional.

(o) Intellectual Properties. To the best of the Company’s and SAC’s knowledge, neither the Company nor SAC is infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Properties. No proceedings have been instituted against or claims received in writing by the Company or SAC, nor are any proceedings threatened in writing alleging any such violations, nor does the Seller know of any valid basis for any such proceeding or claim. There is no infringement or other adverse claim against any of the Intellectual Properties owned or used by the Company or SAC.

(p) Insurance. The policies of insurance (or any renewals thereof) set forth on Schedule 6(l) are outstanding and duly in force on the date hereof.

(q) Labor Matters. Neither the Company nor SAC has labor contracts, collective bargaining agreements or written or oral employment agreements (other than oral agreements for employment “at will”) with any of Company’s or SAC’s Personnel or any representative of Company’s or SAC’s Personnel, other than an employment agreement with David S. Wilson. The Company is in compliance in all material respects with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice except where non-compliance would have a material adverse effect on the Company’s or SAC’s business.

(r) ERISA. There are no present or former Company’s or SAC’s Personnel who are entitled to any pension benefit to be paid after termination of employment other than as set forth in Schedule 6(l). No other benefits whatsoever are payable to any present or former Company’s or SAC’s Personnel after termination of employment. Schedule 6(l) includes a list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained by the Company (“Employee Plan”).

(s) Litigation. There is neither (i) any litigation, proceeding or arbitral action pending or to the best of the Company’s or SAC’s knowledge, threatened against (A) the Company, SAC, or any of their respective properties, (B) the Company’s or SAC’s Personnel in reference to actions taken by them in such capacities, or (C) the Seller with respect to the Company Interests, nor (ii) any pending or threatened governmental investigation against any of the foregoing. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against the Company, against the Seller with respect to the Company Interests, or against the Company with respect to the membership interest of SAC.

(t) Compliance with Laws; Permits. The Company and SAC have complied in all respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing to which they are subject except where non-compliance would have a material adverse effect on the Company or SAC. The Company and SAC are in compliance with all terms and conditions of all required Permits except when non-compliance would have a material adverse effect on the Company or SAC, respectively. Permits are in full force and effect, and no proceedings for the suspension or cancellation of any Permit is pending or threatened.

(u) No Brokers. Neither the Company, SAC, nor the Seller has entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Company, SAC, or the Purchaser to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

(v) Illegal Payments. Neither the Company, SAC, nor, to the best of the Seller’s knowledge, any employee of the Company or SAC has made any payment of the funds of the Company or SAC prohibited by applicable law, and no funds of the Company or SAC have been set aside to be used for any payment prohibited by applicable law.

(w) Books and Membership Interest Transfer Books. The books and membership interest transfer books of the Company and SAC are correct, complete and current in all material respects.

(x) [Intentionally omitted.]

7. Representations and Warranties of the Seller. Seller hereby represents and agrees that:

(a) The Seller is an individual domiciled in the State of Maryland.

(b) The Seller has full power and authority to execute and deliver this Agreement is obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Seller of its obligations hereunder and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

(c) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of, and compliance with, the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the charter documents of the Seller, (b) any contract to which the Seller is a party, (c) any judgment, decree or order of any governmental entity to which the Seller is a party or by which the Seller or any of its properties is bound or (d) any statute, law, rule or regulation applicable to the Seller.

(d) The Seller owns of record, and has the right to transfer to the Purchaser, the Membership Interest free and clear of any and all liens. At the Closing, the Seller will transfer and convey, and the Purchaser will acquire, good and valid marketable title to the Membership Interest owned by the Seller, free and clear of any and all liens. Other than the Membership Interest neither the Seller nor any other person owns any interests or shares of the Company or any other equity security of the Company, or any option, warrant, right, call, commitment or right of any kind to have any such equity security issued.

(e) There are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Seller, threatened against, relating to or involving the Seller which could reasonably be expected to adversely affect the Seller’s ability to consummate the transactions contemplated by this Agreement .

8. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants as follows:

(a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b) The Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder , and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with its respective terms.

(c) The execution, delivery and performance of this Agreement , the consummation of the transactions contemplated hereby and the fulfillment of, and compliance with, the terms and conditions hereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the charter documents of the Purchaser, (b) any contract to which the Purchaser is a party, (c) any judgment, decree or order of any Governmental Entity to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or (d) any statute, law, rule or regulation applicable to the Purchaser.

(d) Purchaser is acquiring the Membership Interests for its own account and not with the intention to distribute the Membership Interest in violation of the Securities Act of 1933, as amended.

9. Notices. All notices, requests and other communication hereunder shall be in writing and shall be delivered by courier or other means of personal service or sent by overnight mail or registered or certified mail, return receipt requested, addressed to:

Company:	Automax Pacific, LLC
c/o Socal Auto Center Acquisition, LLC
6 Venture, Suite 295
Irvine, CA 92618
Attn: Greg O’Neil
Phone: (949) 727-9450
Fax: (949) 727-9971

With copies to:	Entrade, Inc.
500 Central Avenue
Northfield, IL 60093
Attn: Ron Rosenfeld, Esq.
Phone: (847) 784-3340
Fax No. (847) 441-6959

Levenfeld Pearlstein, LLC
211 Waukegan Road, Suite 300
Northfield, IL 60093
Attn: Philip E. Ruben, Esq.
Phone: (847) 441-7676
Fax: (847) 441-9976

Seller:	David S. Wilson
4 Fountainhead Court
Reisterstown, MD 21136
Phone:
Fax No.:

With copies to:	SC II Funding, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Attn: Mr. Nicholas Prouty
Phone: (203) 618-1600
Fax: (203) 618-1680

Purchaser:	Socal Auto Center Acquisition, LLC
6 Venture, Suite 295
Irvine, CA 92618
Attn: Greg O’Neill
Phone: (949) 727-9450
Fax: (949) 727-9971

With copies to:	Entrade, Inc.
500 Central Avenue
Northfield, IL 60093
Attn: Ron Rosenfeld, Esq.
Phone: (847) 784-3340
Fax No. (847) 441-6959

Levenfeld Pearlstein, LLC
211 Waukegan Road, Suite 300
Northfield, IL 60093
Attn: Philip E. Ruben, Esq.
Phone: (847) 441-7676
Fax: (847) 441-9976

All notices, requests, and other communication shall be deemed given on the date of delivery if given by personal service (with confirmation notice) or if sent by overnight mail or registered mail, return receipt requested, upon delivery to the address set forth above. Any party may change their address for notices, requests and other communication by giving notice in the manner specified above.

10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the parties hereto.

11. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

12. Headings. The headings of the various sections of this Agreement have been included for convenience of reference only and shall not be deemed to be part of this Agreement.

13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. Survival of Representations and Warranties. The representations and warranties of the parties hereto as set forth herein shall survive the consummation of the transactions contemplated hereby.

15. Attorneys’ Fees. If any party shall bring an action against any other party hereto by reason of the breach of any covenant, warranty, representation, or condition hereof, or otherwise arising out of this Agreement, the prevailing party shall be entitled to its costs of suit and attorneys’ fees.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes any and all prior written or oral agreements or understandings between the parties.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its rules regarding conflicts of laws.

18. Interpretation. The parties each agree that each of them and their respective counsel have reviewed carefully this Agreement and participated in its negotiation and preparation. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

19. Dispute Resolution. Any claim, dispute or controversy arising out of, or relating to any section of this Agreement or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement shall, upon the election by written notice of either party, be settled on an expedited basis by binding arbitration in California before a single arbitrator mutually agreeable to the parties, and if no agreement is reached, before a single arbitrator from the Judicial Arbitration Mediation Service (J.A.M.S.) selected in accordance with the Rules of J.A.M.S. then in effect, which arbitration shall be conducted in accordance with such Rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy. Pursuant to the California Code of Civil Procedure 1283.1(b) (or similar New York law), the provisions of CCP § 1283.05 (or similar New York law) are hereby incorporated into this Agreement and any arbitration proceeding conducted pursuant hereto.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first above-written.

SELLER:
DAVID S. WILSON, an individual

Membership Interest Purchase Agreement – Signature Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first above-written.

COMPANY:	AUTOMAX PACIFIC, LLC,
a California limited liability company

By:
David S. Wilson,
Manager and Member

Membership Interest Purchase Agreement – Signature Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first above-written.

PURCHASER:	SOCAL AUTO CENTER ACQUISITION, LLC
a Delaware liability company

By:
Greg O’Neill
President

Membership Interest Purchase Agreement – Signature Page

Schedule 6(e)

Liabilities

[To be completed by the Company/SAC]

A.	The Company

	1. SC II Funding, LLC		$13,622,726.19

B.	SAC

	1. SC II Funding, LLC	$

	2. AL Financial	$

	3. DiPi Capital	$

	4. Tamco	$

	5. ADP Commercial	$

	6. Wells Fargo Leasing	$

Schedule 6(e)

Schedule 6(g)

Encumbrances

[To be completed by the Company/SAC]

A.	The Company

1.	SC II Funding, LLC

B.	SAC

1.	SC II Funding, LLC

2.	AL Financial

3.	DiPi Capital

4.	Tamco

5.	ADP Commercial

6.	Wells Fargo Leasing

Schedule 6(g)

Schedule 6(k)

Inventories

[To be completed by the Company, SAC, and Purchaser]

Schedule 6(k)

Schedule 6(l)

Properties and Contracts

[To be completed by the Company/SAC]

(i)	Qualifications

(a)	The Company: California

(b)	SAC: California

(ii)	Real Property

(a)	The Company: None

(b)	SAC:

(1)	535 W. Citrus Avenue, Covina, CA 91723 (leased)

(2)	, Anaheim, CA (leased)

(3)	, North Hollywood, CA (leased)

(iii)	Intellectual Property

(a)	The Company: “Automax Pacific, LLC” (Tradename)

(b)	SAC: “Socal Auto Center, LLC” (Tradename)

(iv)	Insurance

(a)	The Company: None

(b)	SAC:

(v)	Other Material Contracts

(a)	The Company: None

(b)	SAC:

(1)

(2)

(3)

(vi)	Labor Agreements

(a)	The Company: None

(b)	SAC: David S. Wilson

Schedule 6(l) - 1

(vii)	Employee Benefits

(a)	The Company: None

(b)	SAC:

(viii)	Compensation

(a)	The Company: None

(b)	SAC:

(1)	David S. Wilson

(2)

(ix)	Powers of Attorney

(a)	The Company: SC II Funding, LLC

(b)	SAC:

(1)	SC II Funding, LLC

(2)

(x)	Equity Investment

(a)	The Company: None

(b)	SAC: None

(xi)	Bank Accounts

(a)	The Company: None

(b)	SAC:

(1)	Bank of America	Checking	09802-11397

(2)	Bank of America	Deposit	09800-40003

(3)	Bank of America	Payroll	09801-40475

(xii)	Licenses and Permits

(a)	The Company: None

(b)	SAC:

(1)	California Dealer License No. (Covina, CA)

(2)	California Dealer License No. (Anaheim, CA)

Schedule 6(l) - 2

(3)	California Dealer License No. (North Hollywood, CA)

(4)	Business License No. 031429 (Covina, CA)

(5)	Business License No. 2003-04405 (Anaheim, CA)

(6)	Business License No. 0383127-84 (Los Angeles, CA)

Schedule 6(l) - 3